Exhibit 10.27
SECOND AMENDMENT
(2929 Seventh Street, Berkeley, California)
This Second Amendment (this “Amendment”), dated as of December 15, 2025, is entered into by and between 2929 SEVENTH ST., LLC, a California limited liability company (“Landlord”), and CARIBOU BIOSCIENCES, INC., a Delaware corporation (“Tenant”).
Recitals
A.Landlord and Tenant entered into that certain Amended and Restated Office/Laboratory Lease, dated March 31, 2021, as amended by that certain First Amendment dated January 11, 2022 (collectively, the “Lease”), whereby Tenant leases certain space known as Suites 100, 105, 110, and 120 consisting of approximately 61,735 square feet of Rentable Area in total (of which Suite 120 consists of approximately 11,819 square feet of Rentable Area and is shown on Exhibit A hereto; “Suite 120”) (the “Premises”) within the building located at 2929 Seventh Street, Berkeley, California (the “Building”).
B.The current Term of the Lease expires as of March 31, 2031 (the “Prior Expiration Date”). Tenant has requested that Landlord make certain modifications to the Lease in exchange for certain consideration set forth in this Amendment, including extension of the Term of the Lease.
C.Landlord is willing to make such modifications, subject to Tenant’s compliance with the requirements set forth in this Amendment.
NOW THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, the parties agree as follows:
Agreement
1.Definitions; Recitals. Unless otherwise specified herein, all capitalized terms used in this Amendment are used as defined in the Lease. The parties acknowledge the truthfulness of the foregoing Recitals, which are hereby incorporated into this Amendment.
2.Inconsistencies. To the extent that there are any inconsistencies between the terms of the Lease and this Amendment, the terms of this Amendment shall control.
3.Extension. The Term of the Lease is hereby extended for a period of 24 months and shall expire on March 31, 2033 (the “Extended Expiration Date”), unless sooner terminated in accordance with the terms of the Lease. That portion of the Term commencing the day immediately following the Prior Expiration Date (the “Extension Date”) and ending on the Extended Termination Date shall be referred to herein as the “Extended Term.”
4.Suite 120 Termination Option. Notwithstanding the foregoing to the contrary, Tenant may elect, upon written notice delivered to Landlord not less than twelve (12) months prior to the Extension Date, not to include Suite 120 in the Extended Term (the “Suite 120 Termination Option”). If Tenant exercises the Suite 120 Termination Option, then Tenant shall vacate and surrender Suite 120 to Landlord as of March 31, 2031, which vacation and surrender shall be in accordance with Article 12 of the Lease.
5.Monthly Base Rent.
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Exhibit 10.27
(a)Monthly Base Rent Deferral and Repayment of Deferred Monthly Base Rent. As of January 1, 2026, and through December 31, 2027 (the “Monthly Base Rent Deferral Period”), the Monthly Base Rent payable under the Lease is amended as follows (the “Reduced Monthly Base Rent”):

Period	Reduced Monthly Base Rent	Monthly Deferred Base Rent (Annual)
01/01/26 – 12/31/26	$330,012.33	$877,412.00
01/01/27 – 12/31/27	$341,563.25	$908,121.00

All such Reduced Monthly Base Rent shall be payable by Tenant in accordance with the terms of the Lease.
(b)Deferred Monthly Base Rent Repayment. The total Monthly Deferred Base Rent for the Monthly Base Rent Deferral Period is the sum of $1,785,533.00 (the “Total Deferred Monthly Base Rent”). The Total Deferred Monthly Base Rent shall be repaid by Tenant to Landlord by increasing the Monthly Base Rent payable each month during the remainder of the current Term and the Extended Term by the sum of $32,609.13 (the “Deferred Monthly Base Rent Repayment Amount”). Hence, the Monthly Base Rent payable for the remainder of the current Term is as follows:

Period	Monthly Base Rent
01/01/28 – 12/31/28	$431,843.00 + $32,609.13 = $464,452.13
01/01/29 – 12/31/29	$446,958.00 + $32,609.13 = $479,567.13
01/01/30 – 12/31/30	$462,602.00 + $32,609.13 = $495,211.13
01/01/31 – 03/31/31	$478,793.00 + $32,609.13 = $511,402.13
(c)Extended Term Monthly Base Rent. Subject to the terms of Section 5(d) below, as of the Extension Date, the schedule of Monthly Base Rent (including the Deferred Monthly Base Rent Repayment Amount) shall be as follows:

Period	Monthly Base Rent
04/01/31 – 03/31/32	$495,550.76 + $32,609.13 = $528,159.89
04/01/32 – 03/31/33	$512,895.03 + $32,609.13 = $545,504.16

All such Monthly Base Rent shall be payable by Tenant in accordance with the terms of the Lease.
(d)Extended Term Monthly Base Rent with Suite 120 Excluded. If Tenant exercises the Suite 120 Termination Option, then as of the Extension Date, the schedule of Monthly Base Rent (including the Deferred Monthly Base Rent Repayment Amount) shall be as follows:
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Exhibit 10.27

Period	Monthly Base Rent
04/01/31 – 03/31/32	$400,900.56 + $32,609.13 = $433,509.69
04/01/32 – 03/31/33	$414,932.08 + $32,609.13 = $447,541.21

All such Monthly Base Rent shall be payable by Tenant in accordance with the terms of the Lease.
6.Premises “As-Is”. Tenant is in possession of the Premises and accepts the same “as is” without any agreements, representations, understandings or obligations on the part of Landlord to perform any alterations, repairs, or improvements, except as may be expressly provided otherwise in this Amendment.
7.Conditions to Rent Deferral. Except as otherwise specifically provided in this Amendment, no amounts (other than Monthly Base Rent) due from Tenant under the Lease shall be affected. Landlord’s agreement to provide the Reduced Monthly Base Rent and the Deferred Monthly Base Rent in Section 5 above (collectively, the “Rent Concessions”) is conditioned upon Tenant not being in default until the end of the Extended Term, Tenant’s applicable representations and warranties in this Amendment being true and correct in all material respects, and Tenant abiding by this Amendment. Upon Tenant’s default before the end of the Extended Term, Landlord’s agreements to provide the Rent Concessions shall terminate, and Tenant shall immediately owe and pay to Landlord any Rent previously forgiven and deferred, together with late charges and interest due under the Lease.
8.Lease Status. As a material inducement to Landlord to enter into this Amendment, Tenant warrants, represents and certifies to Landlord that: (a) to the best of Tenant's actual knowledge, Landlord is not in breach or default under the Lease, nor has any event occurred, which, with the passage of time or the giving of notice, or both, would constitute a breach of default by Landlord; (b) Landlord has fully performed all of Landlord's construction obligations (if any) and paid any tenant improvement allowance (if any) owing to Tenant; (c) Tenant has accepted possession of the Premises; (d) Tenant does not have any defenses or offsets to payment of rent and performance of its obligations under the Lease as and when same becomes due; (e) no actions, whether voluntary of otherwise, are pending against Tenant under the bankruptcy laws of the United States or any state thereof; (f) Tenant has not assigned the Lease or subleased any portion of the Premises; and (g) the Lease, as amended by this Amendment, constitutes the complete agreement of Landlord and Tenant with respect to the Premises, and there are no other amendments, oral or written, to the Lease.
9.Miscellaneous.
(a)This Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Under no circumstances shall Tenant be entitled to any Rent abatement, improvement allowance, leasehold improvements, or other work to the Premises, or any similar economic incentives that may have been provided Tenant in connection with entering into the Lease, unless specifically set forth in this Amendment.
(b)Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.
(c)In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control.
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Exhibit 10.27
(d)Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Amendment until Landlord has executed and delivered the same to Tenant.
(e)The capitalized terms used in this Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Amendment.
(f)(i) Landlord acknowledges that Tenant has engaged Cresa California, Inc. as its broker in connection with this Amendment. (ii) Tenant agrees to indemnify and hold Landlord, its members, principals, beneficiaries, partners, officers, directors, employees, mortgagee(s) and agents, and the respective principals and members of any such agents (collectively, the “Landlord Related Parties”) harmless from all claims of any other brokers claiming to have represented Tenant in connection with this Amendment. (iii) Landlord hereby represents to Tenant that Landlord has dealt with no broker in connection with this Amendment. Landlord agrees to indemnify and hold Tenant, its members, principals, beneficiaries, partners, officers, directors, employees, and agents, and the respective principals and members of any such agents (collectively, the “Tenant Related Parties”) harmless from all claims of any brokers claiming to have represented Landlord in connection with this Amendment.
(g)This Amendment may be executed in counterparts each of which counterparts when taken together shall constitute one and the same agreement. Any facsimile, PDF, or other electronic signature shall constitute a valid and binding method for executing this Amendment. Executed counterparts of this Amendment exchanged by facsimile transmission, PDF email, or other electronic means shall be fully enforceable.
IN WITNESS WHEREOF, the parties have executed this Amendment as of the date set forth above.

TENANT:	LANDLORD:
CARIBOU BIOSCIENCES, INC., a Delaware corporation By: /s/ Rachel E. Haurwitz Rachel E. Haurwitz, Ph.D. its President and CEO By: /s/ Sriram Ryali Sriram Ryali, M.B.A. its Chief Financial Officer	2929 SEVENTH ST., LLC, a California limited liability company
	By:	Wareham-NZL, LLC, a California limited liability company, its Manager By: /s/ Richard K. Robbins Name: Richard K. Robbins Its: Manager
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Exhibit 10.27
EXHIBIT A
Suite 120

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Exhibit 10.27

PREPARED FOR:
Wareham Property Group
1120 Nye Street, Suite 400
San Rafael, CA 94901
Tel (415) 457-4964
Fax (415) 459-4605

Floor Billing Summary 1	SQ.FT.
*Measured Area:	71,919

(Includes Mezzanine)

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FLOOR PLAN

2929 SEVENTH ST
BERKELEY, CA

FIRST FLOOR
(As Measured: April 2024)

ANTHONY ST

SEVENTH ST

NINTH ST

POTTER ST

LAB AREA
CONF RM
LOBBY
101
100
OFFICE
STRG
STORAGE
CONFERENCE RM
OFFICE AREA
SERVER RM
BREAK RM
CONF RM
OFF

Building Billing Summary	SQ.FT.
*Measured Area	71,919

ELEVATION LEGEND

Spot Height (Above Finished Floor): + X'-X"

Survey Accuracy: +/- 0.05 %

Note: All dimensions shown are rounded to the nearest inch, for informational purposes only. All measurements are recorded to 1/8" accuracy as documented in the final CAD drawing supplied.

0 10 20 30 40
SCALE

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**Measured Area represents the footprint of the floor, and is used solely for billing purposes. It is NOT to be used for leasing purposes.*

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FILE: 24-050

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